Exhibit 4.2
LE GAGA HOLDINGS LIMITED

Name of Company:
Le Gaga Holdings Limited
	Number	Share(s)
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Number:	Incorporated under the laws of the Cayman Islands
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Share capital is US$50,000,000 divided into 5,000,000,000 Shares of a par value of US$0.01 each

Share(s):
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THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

Issued to:
[name of shareholder]

EXECUTED on behalf of the said Company on day of 2010 by:

Dated
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Transferred from:
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DIRECTOR